BY-LAWS

                                       OF

    COVA FINANCIAL SERVICES LIFE INSURANCE COMPANY (Amended 6/1/95) (Formerly
        Xerox Financial Services Life Insurance Company - Amended 9/1/85)
                        (Formerly Assurance Life Company)
                   a Missouri domiciled life insurance company

                                    Article I

                                  Shareholders

    Section 1. Place of Meetings.

    All meetings of the shareholders shall be held at the principal business office of the corporation in Missouri, except such meetings as the board of directors to the extent permissible by law expressly determines shall be held elsewhere, in which case such meeting may be held, upon notice thereof as hereinafter provided, at such other place or places, within or without the State of Missouri, as the board of directors shall have determined, and as shall be stated in such notice; and, unless specifically prohibited by law, any meeting may be held at any place and time, and for any purpose, if consented to in writing by all of the shareholders entitled to vote thereat.

    Section 2. Annual Meetings.

    An annual meeting of the shareholders to elect directors and to transact such other business as may properly be brought before the meeting shall be held each year at such date, time and place as the board of directors may determine. (Amended 6/1/95)

    Section 3. Special Meetings.

    Special meetings of the shareholders may be called by the chairman of the board, by the president, by the secretary, by the board of directors, or by the holders of, or by any officer or shareholder upon the written request of the holders of, not less than four-fifths of all outstanding shares entitled to vote at any such meeting, and shall be called by an officer directed to do so by the board of directors. Shareholders' requests for such special meeting shall be in writing and shall state the nature of the business desired to be transacted.

     The "call" and the "notice" of any such meeting shall be deemed to be synonymous.

    Section 4. Notice of Meeting.

     Written or printed notice of each meeting of the shareholders, whether annual or special, stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes thereof, shall be delivered or given to each shareholder entitled to vote thereat, either personally or by mail, not less than ten (10) days or more than fifty (50) days prior to the meeting, unless, as to a particular matter, other or further notice is required by law, in which case such other or further notice shall be given. In addition to such written or printed notice, published notice shall be given if (and in the manner) then required by law.

    Any notice of a shareholders' meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid addressed to the shareholder at his address as it appears on the records of the corporation.

    Section 5. Presiding Officials.

    Every meeting of the shareholders, for whatever object, shall be convened by the chairman of the board, by the president, or by the officer or person who called the meeting by notice as above provided.

    Section 6. Business Which May Be Transacted at Annual Meeting.

    At each annual meeting of the shareholders, the shareholders shall elect a board of directors to hold office until the next succeeding annual meeting or until their successors shall have been elected and qualified and they may transact such other business as may be desired, whether or not the same was specified in the notice of the meeting, unless the consideration of such other business without its having been specified in the notice of the meeting as one of the purposes thereof, is prohibited by law.

    Section 7. Business Which May Be Transacted at Special Meetings.

    Business transacted at all special meetings shall be confined to the purposes stated in the notice of such meeting, unless the transaction of other business is consented to by the holders of all of the outstanding shares of stock of the corporation entitled to vote thereat.

    Section 8. Quorum of Shareholders.

    Except as otherwise provided by law or by the articles of incorporation, a majority of the outstanding shares entitled to vote at any meeting represented in person or by proxy shall constitute a quorum at a meeting of the shareholders, but less than a quorum shall have the right successively to adjourn the meeting to a specified date not longer than ninety days after such adjournment, and no notice need be given of such adjournment to shareholders not present at the meeting.

    Section 9. Voting of Shareholders.

     Each shareholder shall be entitled to as many votes on any proposition as he has shares of stock in the corporation, and he may vote them in person or by proxy. Such proxy shall be in writing and shall state the name of the person authorized to cast such vote and the date of the meeting at which such vote shall be cast, and no such proxy shall be valid unless the same shall have been given within thirty days prior to the meeting at which such vote is to be cast and shall be filed with the Secretary at or previous to the time of the meeting and before the votes are cast.

    If the board of directors does not close the transfer books or set a record date for the determination of the shareholders entitled to notice of, and to vote at, a meeting of shareholders, only the shareholders who are shareholders of record at the close of business the twentieth day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting, and any adjournment of the meeting.

    Section 10. Registered Shareholders - Exceptions - Stock Ownership Presumed.

    The corporation shall be entitled to treat the holders of the shares of stock of the corporation, as recorded in the stock record or transfer books of the corporation, as the holders of record and as the holders and owners in fact thereof and, accordingly, the corporation shall not be required to recognize any equitable or other claim to or interest in any such shares on the part of any other person, firm, partnership, corporation or association, whether or not the corporation shall have express or other notice thereof, except as is otherwise expressly required by law, and the term "shareholder" as used in these bylaws means one who is a holder of record of shares of the corporation.

                                   Article II

                               Board of Directors

    Section 1. Directors - Number and Vacancies.

    Unless and until changed by the board of directors as hereinafter provided, the number of directors to constitute the board of directors of the corporation shall be nine. (Amended 6/1/95) The board of directors, to the extent permitted by law, shall have the power to change the number of directors from time to time provided that any notice required by law of any such change is duly given. Directors need not be shareholders unless the Articles of Incorporation at any time so provide.

    Vacancies on the board of directors shall be filled for the unexpired term by a majority of the remaining directors, or, if they are unable to do so, by vote of a majority of shareholders at an annual or special meeting.

    Section 2. Removal of Directors.

     Any director may be removed either with or without cause at any time by the affirmative vote of the shareholders of record holding a majority of the outstanding shares of the corporation entitled to vote for the election of directors, given at a meeting of the shareholders called for that purpose, or by the holders of a majority of the outstanding shares entitled to vote for the election of directors without holding a meeting or notice but by merely presenting their majority to the secretary of the corporation in writing for the removal of a director or directors without cause. Any director may be removed with cause by a majority of the total number of directors constituting the entire Board of Directors at a meeting of the Board of Directors. (Amended 6/1/95)

    Section 3. Directors - Employment and Age Qualifications.

    "Inside directors" shall be defined as any director who is also an employee of the corporation, or any affiliate thereof, at the time first elected to the board. "Outside director" shall be defined as any director who is not an inside director. Directors shall hold office subject to the employment and age qualifications contained herein, provided, however, the board of directors may, by resolution adopted by a majority of the entire board, waive such qualifications as to any director or candidate for the office of director.

     (1) Inside Directors. The term of office of any person serving as an "inside director" shall cease upon the first to occur of the following events:

          (a) Termination of employment with the corporation and all affiliates thereof for any reason, or

          (b) Retirement pursuant to any retirement plan or pension plan adopted by the corporation or any affiliate thereof.

     (2) Outside directors. The person shall be eligible for election as an "outside director" after he has attained age 70.


    Section 4. Powers of the Board.

    The property and business of the corporation shall be controlled and managed by the directors, acting as a board. The board shall have and is vested with all and unlimited powers and authorities, except as may be expressly limited by law, the articles of incorporation or these bylaws, to do or cause to be done any and all lawful things for and in behalf of the corporation, to exercise or cause to be exercised any or all of its powers, privileges, and franchises, and to seek the effectuation of its objects and purposes.

    Section 5. Regular Meetings.

    A regular meeting of the board of directors shall be held without notice other than this By-Law immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the State of Missouri, for the holding of additional regular meetings without notice other than such resolution. (Amended 6/1/95)

    Section 6. Special Meetings.

    Special Meetings of the board of directors shall be held at such time and place as is specified in the notice of such meeting and shall be called by the chairman of the board, the president, the secretary, any vice president, or any one or more of the directors. Notice of any such meeting of the board shall be given personally or by mail or telegram to each member of the board at least two hours prior to the scheduled time of the meeting, but such notice may be waived in writing or by telegram either before or after the meeting, and attendance at the meeting by any director shall be deemed a waiver of such notice.

    Section 7. Quorum.

    A majority of the full board of directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn from time to time until a quorum be obtained. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

    Section 8. Action Without a Meeting.

    If all the directors severally or collectively consent in writing to any action to be taken by the directors, such consents shall have the same force and effect as an unanimous vote of the directors at a meeting duly held. The secretary shall file such consents with the minutes of the meetings of the board of directors.

    Section 9. Advisory Directors.

    The board of directors may appoint to the office of advisory director any person whose abilities and interest in the corporation, in the opinion of the board, qualify him to render service to the board in an advisory capacity. Such advisory directors may receive notice of and attend meetings of the board of directors, shall have no vote in the affairs of the corporation and shall not be counted for the purposes of determining a quorum or majority of the board of any purpose. Such advisory directors shall serve in an advisory capacity to the board of directors only and no action of the board shall be invalid because of the failure of any such advisory director to receive notice of or to attend any meeting of the board or to be informed of or to approve of any action taken by the board of directors.

    Section 10. Executive Committee.

     The board of directors may, by resolution or resolutions adopted by a majority of the whole board of directors, designate an executive committee, such committee to consist of two or more directors of the corporation, which committee, to the extent provided in said resolution or resolutions, shall have and may exercise all of the authority of the board of directors in the management of the corporation; provided, however, that the designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.

    The executive committee shall keep regular minutes of its proceedings which minutes shall be recorded in the minutes of the corporation. The secretary or an assistant secretary of the corporation may act as secretary for the committee if the committee so requests.

    Section 11. Other Committees.

    The board of directors may appoint a finance committee and fix its duties, and may from time to time appoint such other committees as the board shall deem advisable, including a committee or committees which shall have authority to approve payments of salary in excess of $20,000 per annum to any officer or employee of the corporation and authority to approve payment of salary, compensation or emolument amounting in any year to more than $20,000 to any other person, firm or corporation. The board of directors shall appoint and fix the duties of such additional committees as they in their discretion shall deem necessary or advisable for proper operation of the corporation.

    Section 12. Compensation of Directors and Committee Members.

    Each director, as such, shall be entitled to receive reimbursement for his reasonable expenses incurred in attending meetings of the board of directors or any committee thereof or otherwise in connection with his attention to the affairs of the Corporation. In addition, each director, who is not at the time a regularly compensated officer or employee of the Corporation or any of its affiliates, shall be entitled to such fee for his services as a director (and if a member of any committee of the board of directors, such fee for his services as such member) as may be fixed from time to time by the board of directors. Such fees may be fixed both for meetings attended and on an annual basis, or either thereof, and may be payable currently or deferred. Nothing herein contained shall be construed to preclude any director or committee member from serving the corporation or any of its affiliates in any other capacity and receiving compensation thereof.

                                   Article III

                                    Officers

    Section 1. Officers -Who Shall Constitute.
     The officers of the corporation shall be a chairman of the board, a president, one or more vice presidents, a secretary, a treasurer and one or more assistant secretaries. The board shall elect or appoint a president and secretary at its annual meeting held after each annual meeting of the shareholders. The board then, or from time to time, may also elect or appoint one or more of the other prescribed officers or any other officers as it shall deem advisable, but need not elect or appoint any officers other than a president and a secretary. The board may, if it desires, further identify or describe any one or more of such officers.

    The officers of the corporation need not be members of the board of directors. Any two or more offices may be held by the same person, except the office of president and secretary.

    An officer shall be deemed qualified when he enters upon the duties of the office to which he has been elected or appointed and furnished any bond required by the board; but the board may also require of such person his written acceptance and promise faithfully to discharge the duties of such office.

    Section 2. Term of Office.

    Each officer of the corporation shall hold his office at the pleasure of the board of directors or for such other period as the board may specify at the time of his election or appointment, or until his death, resignation or removal of the board, whichever occurs first. In any event, the term of office of each officer of the corporation holding his office at the pleasure of the board shall terminate at the annual meeting of the board next succeeding his election or appointment and at which any officer of the corporation is elected or appointed, unless the board provides otherwise at the time of his election or appointment.

    Section 3. Removal.

    Any officer or agent elected or appointed by the board of directors, and any employee, may be removed or discharged by the board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

    Section 4. Salaries and Compensation.

    Salaries and compensation of all elected or appointed officers, and of all employees of the corporation shall be fixed, increased or decreased by the board of directors, but this power, except as to the salary or compensation of the chairman of the board and the president, may, unless prohibited by law, be delegated by the board to the chairman of the board, the president, a committee or such other officer or officers as the board may find convenient to so empower.

    Section 5. Delegation of Authority to Hire, Discharge and Designate Duties.

    The board may from time to time delegate to the chairman of the board, the president or other officer or executive employee of the corporation, authority to hire, discharge and fix and modify the duties, salary or other compensation of employees of the corporation under their jurisdiction, and the board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the corporation the services of attorneys, accountants and other experts.

    Section 6. The Chairman of the Board.

    The chairman of the board shall be the chief executive officer of the corporation; he shall preside at all meetings of the shareholders and directors; he shall have general supervision and active management of the business and finances of the corporation and he shall see that all orders and resolutions of the Board of Directors are carried into effect. (Amended 6/28/85)

    Section 7. The President.

    The president shall be the chief operating officer of the corporation. In the absence of the chairmen of the board, he shall preside at meetings of the shareholders and of the Board of Directors. In addition to any other powers and duties that may be assigned to him by the board of directors, in the absence of the chairman of the board in the event of his death, inability or refusal to act, the president shall perform the duties of the chairman of the board, and when so acting, shall have all powers of and be subject to all of the restrictions upon the chairman of the board. (Amended 6/28/85)

    Section 8. Vice Presidents.

    The vice presidents in the order of their seniority, as determined by the board, shall, in the absence, disability, or inability to act of the president, perform the duties and exercise the powers of the president, and shall perform such other duties as the board of directors shall from time to time prescribe.

    Section 9. The Secretary and Assistant Secretaries.

    The secretary shall attend all meetings of the shareholders, and shall record or cause to be recorded all votes taken and the minutes of all proceedings in a minute book of the corporation to be kept for that purpose. He shall perform like duties for the executive and other standing committees when requested by the board or any such committee to do so.

    He shall see that all books, records, lists and information, or duplicates required to be maintained at the principal office for the transaction of the business of the corporation in Missouri, or elsewhere, are so maintained.

    He shall keep in safe custody the seal of the corporation, and when duly authorized to do so shall affix the same to any instrument requiring it, and when so affixed, he shall attest the same by his signature.

    He shall perform such other duties and have such other authority as may be prescribed elsewhere in these bylaws or from time to time by the board of directors or the chief executive officer of the corporation, under whose direct supervision he shall be.

    He shall have the general duties, powers and responsibilities of a secretary of a corporation.

    Any assistant secretary, in the absence, disability or inability to act of the secretary, may perform the duties and exercise the powers of the secretary, and shall perform such other duties and have such other authority as the board of directors may from time to time prescribe.

    Section 10. The Treasurer and Assistant Treasurers.

    The treasurer shall have responsibility for the safekeeping of the funds and securities of the corporation, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall keep, or cause to be kept, all other books of account and accounting records of the corporation. He shall deposit or cause to be deposited all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors or by any officers of the corporation to whom such authority has been granted by the board of directors.

    He shall disburse, or permit to be disbursed, the funds of the corporation as may be ordered, or authorized generally, by the board, and shall render to the chief executive officer of the corporation and the directors whenever they may require it, an account of all his transactions as treasurer and of those under his jurisdiction, and of the financial conditions of the corporation.

    He shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these bylaws or from time to time by the board of directors.

    He shall have the general duties, powers and responsibility of a treasurer of a corporation, and shall, unless otherwise provided by the board, be the chief financial and accounting officer of the corporation.

    Any assistant treasurer, in the absence, disability or inability to act of the treasurer, may perform the duties and exercise the powers of the treasurer, and shall perform such other duties and have such other authority as the board of directors may from time to time prescribe.

    Section 11. Duties of Officers May Be Delegated.

    If any officer of the corporation be absent or unable to act, or for any other reason that the board may deem sufficient, the board may delegate, for the time being, some or all of the functions, duties, powers and responsibilities of any officer to any other officer, or to any other agent or employee of the corporation or other responsible person, provided a majority of the whole board of directors concurs therein.


                                   Article IV

        Indemnification and Liability of Directors, Officers & Employees

    Section 1. Indemnification.

    Each person who is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person) shall be indemnified by the corporation as of right to the full extent permitted or authorized by the laws of the State of Missouri, as now in effect and as hereafter amended, against any liability, judgment, fine, amount paid in settlement, cost and expenses (including attorney's fees) asserted or threatened against and incurred by such person in his capacity as or arising out of his status as a director, officer or employee of the corporation or if serving at the request of the corporation, as a director, officer, or employee or another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided by this bylaw provision shall not be exclusive of any other rights to which those indemnified may be entitled under any other bylaw or under any agreement, vote of shareholders or disinterested directors or otherwise, and shall not limit in any way any right which the corporation may have to make different or further indemnifications with respect to the same or different persons or classes of persons.

    Section 2. Insurance.

    The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of these bylaws.

    Section 3. Liability.

    No person shall be liable to the corporation for any loss, damage, liability or expense suffered by it on account of any action taken or omitted to be taken by him as a director, officer or employee of the corporation or of any other corporation which he serves as a director, officer or employee at the request of the corporation, if such person (i) exercised the same degree of care and skill as a prudent man would have exercised under the circumstances in the conduct of his own affairs, or (ii) took or omitted to take such action in reliance upon advice of counsel for the corporation, or for such other corporation, or upon statements made or information furnished by directors, officers, employees or agents of the corporation, or of such other corporation, which he had no reasonable grounds to disbelieve.


                                    Article V

                                  Capital Stock

    Section 1. Issuance of Certificate.

    Shares of the capital stock of the corporation may be represented by entry on the stock record or transfer books of the corporation and need not be represented by certificates. When shares of stock of the corporation are represented by certificates, such certificates shall be numbered, shall be in such form as may be prescribed by the board of directors in conformity with law, and shall be entered in the stock books of the corporation as they are issued. Such entries shall show the name and address of the person, firm, partnership, corporation or association to whom each certificate is issued. Each certificate shall have printed, typed or written thereon the name of the person, firm, partnership, corporation or association to whom it is issued and the number of shares represented thereby. It shall be signed by the president or a vice president and the secretary or any assistant secretary or the treasurer or an assistant treasurer or the chairman of the board or the chief executive officer of the corporation, provided each certificate is signed by two officers who are not the same person and sealed with the seal of the corporation, which seal may be immediately, engraved or printed. If the corporation has a transfer agent or a transfer clerk who signs such certificates, the signatures of any of the other officers above mentioned may be immediately facsimiled, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer were an officer at the date of its issue.

    Section 2. Transfers of Shares - Transfer Agent - Registrar.

    Transfers of shares of stock shall be made on the stock record or transfer books of the corporation only by the person named in the stock certificate, or by his attorney lawfully constituted in writing, and upon surrender of the certificate therefor. The stock record book and other transfer records shall be in the possession of the secretary or of a transfer agent or transfer clerk for the corporation. The corporation, by resolution of the board, may from time to time appoint a transfer agent or transfer clerk, and if desired, a registrar, under such arrangements and upon such terms and conditions as the board deems advisable, but until and unless the board appoints some other person, firm or corporation as its transfer agent or transfer clerk (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the secretary of the corporation shall be the transfer agent or transfer clerk of the corporation without the necessity of any formal action of the board, and the secretary or any person designated by him, shall perform all the duties thereof.

    Section 3. Lost Certificates.

    In case of the loss or destruction of any certificate for shares of stock of the corporation, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the corporation and the transfer agent and registrar of such stock, if any, in such sum as the board of directors may provide, provided, however, that a new certificate may be issued without requiring a bond when in the judgment of the board it is proper to do so.

    Section 4. Regulations.

    The board of directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of and all other rights pertaining to certificates for shares of stock of the corporation, not inconsistent with the laws of Missouri, the articles of incorporation or these bylaws.

                                   Article VI

                                     General

    Section 1. Fixing of Capital - Transfers of Surplus.

    Except as may be specifically otherwise provided in the articles of incorporation, the board of directors is expressly empowered to exercise all authority conferred upon it or the corporation by any law or statute, and in conformity therewith, relative to:

 (i) the determination of what part of the consideration received for shares of the corporation shall be stated capital,

(ii)   increasing stated capital,

(iii)  transferring surplus to stated capital,

(iv)   the consideration to be received by the corporation for its shares, and

(v)    all similar or related matters;

    provided that any concurrent action or consent by or of the corporation and its shareholders required to be taken or given pursuant to law, shall be duly taken or given in connection therewith.

    Section 2. Dividends.

     Dividends upon the outstanding shares of the corporation, subject to the provisions of the articles of incorporation and of any applicable law, may be declared by the board of directors at any meeting. Dividends may be paid in cash, in property, or in shares of the corporation's stock. Liquidating dividends or dividends representing a distribution of paid-in surplus or a return of capital shall be made only when and in the manner permitted by law.

    Section 3. Checks.

    All checks and similar instruments for the payment of money shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate. If no such designation is made, and unless and until the board otherwise provides, the president and secretary or the president and treasurer, shall have power to sign all such instruments for, in behalf and in the name of the corporation which are executed or made in the ordinary course of the corporation's business.

    Section 4. Records.

    The corporation shall keep at its principal place of business, in Missouri, original or duplicate books in which shall be recorded the number of its shares subscribed, the names of the owners of its shares, the numbers owned of record by them respectively, the amount of shares paid, and by whom, the transfer of said shares with the date of transfer, the amount of its assets and liabilities, and the names and places of residence of its officer, and from time to time such other or additional records, statements, lists and information as may be required by law, including shareholders' lists.

    Section 5. Inspection of Records.

     A shareholder, if he be entitled and demands to inspect the records of the corporation pursuant to any statutory or other legal right, shall be privileged to inspect such records only during the usual and customary hours of business and in such manner as will not unduly interfere with the regular conduct of the business of the corporation. A shareholder may delegate his right of inspection to a certified or public accountant on the condition, to be enforced at the option of the corporation, that the shareholder and accountant agree with the corporation to furnish to the corporation promptly a true and correct copy of each report with respect to such inspection made by such accountant. No shareholder shall use, permit to be used or acquiesce in the use by others of any information so obtained to the detriment competitively of the corporation, nor shall he furnish or permit to be furnished any information so obtained to any competitor or prospective competitor of the corporation. The corporation as a condition precedent to any shareholder's inspection of the records of the corporation may require the shareholder to indemnify the corporation, in such manner and for such amount as may be determined by the board of directors, against any loss or damage which may be suffered by it arising out of or resulting from any unauthorized disclosure made or permitted to be made by such shareholder of information obtained in the course of such inspection.

    Section 6. Corporate Seal.

    The corporate seal shall have inscribed thereon the name of the corporation and the words: Corporate Seal - Missouri. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

    Section 7. Amendments.

    The bylaws of the corporation may from time to time be suspended, repealed, amended or altered, or new bylaws may be adopted, in the manner provided in the articles of incorporation.

    Section 8. Execution of Instruments.

    Except as the Board of Directors may by resolution generally or in specific instances otherwise provide, the chairman of the board, the president or any vice president shall have power on behalf of the corporation:

     (a) to execute, affix the corporate seal manually or by facsimile to, acknowledge, verify and deliver any contracts, obligations instruments and documents whatsoever in connection with its business, including without limiting the foregoing, any bonds, guarantees, undertakings, recognizance, powers of attorney or revocations of any powers of attorney, stipulations, deeds, leases, mortgages, releases and satisfactions;

     (b) to appoint one or more persons for any or all of the purposes mentioned in the preceding subsection (a) of this Section 8, including affixing the seal of the corporation. (Amended 6/28/85)